Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-29439, 333-44922, 333-88360, 333-112738, 333-117058 and 333-143945) of our report dated March 10, 2011, with respect to the consolidated financial statements of Eyak Technology, LLC and Subsidiary included in the Annual Report of GTSI Corp. (Form 10-K) for the year ended December 31, 2010.
/s/ Aronson LLC
Rockville, Maryland
March 10, 2011